Exhibit (c)(15)

CONFIDENTIAL DRAFT Project Ocean Option B Discussion Materials Goldman, Sachs & Co. July 22, 2008

1 Summary of Tower Proposals ($ in millions unless otherewise noted) Current Offer as of 21-Jul-08 22-May-08 16-Jul-08 Current Price 1 Month VWAP Stock Price CastlePoint $ 10.65 $ 9.28 $ 8.83 $ 9.43 Tower 27.23 19.73 18.68 23.40 Consideration Per Share Consideration $ 12.00 $ 9.87 $ 11.17 1 $ 13.53 1 2 Premium to CastlePoint Stock Price 12.7% 6.4% 26.5% 43.5 % Net Aggregate Consideration for Equity3 $ 428.9 $ 352.6 $ 333.8 $ 418.2 Cash Consideration $ 125.0 $ 125.0 $ 70.0 $ 70.0 % Cash 29.1% 35.5% 17.3% 14.3 % Stock Consideration $ 303.9 $ 227.6 $ 333.8 $ 418.2 % Stock 70.9% 64.5% 82.7% 85.7 % Exchange Ratio 100% Stock 0.441 x 0.500 x 0.598 x 0.578 x Stock Consideration 0.312 0.323 0.500 0.500 1 Includes extraordinary dividend to CastlePoint shareholders of $1.83 per share ($70mm divided by CastlePoint shares outstanding, including Tower ownership). 2 Per share consideration based on exchange ratio of 0.5x Tower 1 month VWAP plus per share extraordinary dividend. 3 Net of Tower’s current 6.7% ownership of CastlePoint.

2 Illustration of Proposed Collar Mechanics Fixed Exchange Ratio with Symmetrical Collar Consideration to be Received by CastlePoint $8.00 $9.00 $10.00 $11.00 $12.00 $13.00 $14.00 (40.0)% (30.0)% (20.0)% (10.0)% 0.0% 10.0% 20.0% 30.0% 40.0 % Tower Closing Price Premium (Discount) to Tower Signing Price Consideration to CastlePoint Shareholders Collar Floor Collar Ceiling • Floating Exchange Ratio • Fixed Value (Floor) • Fixed Exchange Ratio • Value Sharing • Floating Exchange Ratio • Fixed Value (Cap) Advantages Considerations Tower When Tower’s share price increases outside collar ceiling, Tower delivers fewer shares Tower issues fixed number of shares as long as its share price is within collar Risk of additional dilution exists if Tower’s share price falls outside collar floor If Tower’s share price increases but remains within collar, higher implied value is received by CastlePoint CastlePoint Decrease in Tower’s share price below collar floor would result in additional shares to be issued to CastlePoint’s shareholders CastlePoint’s shareholders share in some upside if Tower’s share price increases but remains within collar Some downside risk exists if Tower’s share price decreases but remains within collar Ability to share upside of increase in Tower’s share price is capped

3 Pro Forma Impact at Various Tower Closing Prices Illustration of Fixed Exchange Ratio with Symmetrical Collar For Illustrative Purposes Only Collar Current Collar Floor Tower Ceiling Tower Closing Price $ 13.08 $ 14.94 $ 16.81 $ 18.68 $ 20.55 $ 22.42 $ 24.28 $ 26.15 Premium / Discount to Current Tower Price (30.0)% (20.0)% (10.0)% 0.0% 10.0% 20.0% 30.0% 40.0 % Consideration Paid to CastlePoint Exchange Ratio - Stock Component1 0.571 x 0.500 x 0.500 x 0.500 x 0.500 x 0.500 x 0.462 x 0.429 x Cash per Share - Extraordinary Dividend2 $ 1.83 $ 1.83 $ 1.83 $ 1.83 $ 1.83 $ 1.83 $ 1.83 $ 1.83 Stock Consideration per Share 7.47 7.47 8.41 9.34 10.27 11.21 11.21 11.21 Total Consideration $ 9.30 $ 9.30 $ 10.23 $ 11.17 $ 12.10 $ 13.04 $ 13.04 $ 13.04 Transaction Premiums Premium to Current 5.3% 5.3% 15.9% 26.5% 37.1% 47.6% 47.6% 47.6 % Premium to 30 Day VWAP (1.4) (1.4) 8.5 18.4 28.3 38.2 38.2 38.2 Transaction Multiples 2008 CastlePoint EPS (Mgmt) 6.16 x 6.16 x 6.78 x 7.40 x 8.02 x 8.64 x 8.64 x 8.64 x 30-Jun-2008 Book Value 0.82 0.82 0.91 0.99 1.07 1.16 1.16 1.16 31-Dec-2008 Book Value 0.77 0.77 0.84 0.92 1.00 1.08 1.08 1.08 Note: Transaction assumes an extraordinary dividend of $70mm, exchange ratio of 0.5x. CastlePoint A2 projections and Tower A2 projections provided by CastlePoint and Tower management, respectively. Pro forma adjustments per guidance of Tower management. 1 Exchange ratio based on Tower closing share price of $18.68 as of 21-Jul-2008. 2 Assumes $70mm in cash divided by CastlePoint shares outstanding including Tower-owned shares.

4 Pro Forma Impact at Various Tower Closing Prices Illustration of Fixed Exchange Ratio with Asymmetrical Collar For Illustrative Purposes Only Collar Current Collar Floor Tower Ceiling Tower Closing Price $ 16.00 $ 18.00 $ 18.68 $ 20.00 $ 22.00 $ 24.00 $ 26.00 $ 28.00 $ 30.00 $ 32.00 (14.3)% (3.6)% 0.0% 7.1% 17.8% 28.5% 39.2% 49.9% 60.6% 71.3 % Consideration Paid to CastlePoint Exchange Ratio - Stock Component1 0.563 x 0.500 x 0.500 x 0.500 x 0.500 x 0.500 x 0.500 x 0.500 x 0.467 x 0.438 x Cash per Share - Extraordinary Dividend2 $ 1.83 $ 1.83 $ 1.83 $ 1.83 $ 1.83 $ 1.83 $ 1.83 $ 1.83 $ 1.83 $ 1.83 Stock Consideration per Share 9.00 9.00 9.34 10.00 11.00 12.00 13.00 14.00 14.00 14.00 Total Consideration $ 10.83 $ 10.83 $ 11.17 $ 11.83 $ 12.83 $ 13.83 $ 14.83 $ 15.83 $ 15.83 $ 15.83 Transaction Premiums Premium to Current 22.6% 22.6% 26.5% 34.0% 45.3% 56.6% 67.9% 79.3% 79.3% 79.3 % Premium to 30 Day VWAP 14.8 14.8 18.4 25.4 36.0 46.6 57.2 67.8 67.8 67.8 Transaction Multiples 2008 CastlePoint EPS (Mgmt) 7.18 x 7.18 x 7.40 x 7.84 x 8.50 x 9.16 x 9.83 x 10.49 x 10.49 x 10.49 x 30-Jun-2008 Book Value 0.96 0.96 0.99 1.05 1.14 1.23 1.31 1.40 1.40 1.40 31-Dec-2008 Book Value 0.89 0.89 0.92 0.98 1.06 1.14 1.22 1.31 1.31 1.31 Note: Transaction assumes an extraordinary dividend of $70mm, exchange ratio of 0.5x. CastlePoint A2 projections and Tower A2 projections provided by CastlePoint and Tower management, respectively. Pro forma adjustments per guidance of Tower management. 1 Exchange ratio based on Tower closing share price of $18.68 as of 21-Jul-2008. 2 Assumes $70mm in cash divided by CastlePoint shares outstanding including Tower-owned shares.